Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

EQT Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

				Proposed
				Maximum
		Fee		Offering			Amount of
Security		Calculation	Amount	Price Per	Maximum Aggregate		Registration
Type	Security Class Title	Rule	Registered(1)	Unit	Offering Price	Fee Rate	Fee
Equity	Common Stock, no par value	Other(2)	17,409,957	$35.75(2)	$622,405,962.75	$147.60 per $1,000,000	$91,867.12
Total Offering Amounts					$622,405,962.75		$91,867.12
Total Fee Offsets							$0
Net Fee Due							$91,867.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, no par value (“Common Stock”), of EQT Corporation issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act; this price is equal to the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 18, 2024.